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                                                                    EXHIBIT 23.1

                          CONSENT OF ERNST & YOUNG LLP

    We consent to the reference to our firm under the caption "Experts" in this Registration Statement on Form S-3 of USA Interactive and the related Prospectus and to the incorporation by reference therein of our report dated January 29, 2002 with respect to the consolidated financial statements and financial statement schedule of USA Networks, Inc. (renamed USA Interactive) included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

                                        /s/ ERNST & YOUNG

New York, New York
June 13, 2002